Exhibit 10.34

XG SCIENCES, INC.

PROMISSORY NOTE

_________________ __, 201_	$[ ]

Effective as of the date set forth above (the “Effective Date”), XG Sciences, Inc., a Michigan corporation (the “Company”), for value received, promises to pay to the order of [                       ] (the “Holder”), the sum of [                 ] DOLLARS ($[             ]) (the “Principal Amount”), plus simple interest thereon from the Effective Date of this Promissory Note (this “Note”) until paid at an annual interest rate, calculated on the basis of a 360 day year, equal to eight percent (8%) per annum.

The Principal Amount, and the interest thereon, shall be payable at the principal office of the Company or by mail to the registered address of the Holder at any time on or prior to June 30, 2016 (the “Maturity Date”), or upon the occurrence of an Event of Default as defined in Section 3 hereof. Subject to Section 3.9 herein, payment of this Note shall be made at any time on or prior to the Maturity Date.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.          Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Act.

“Business Day” means a weekday on which banks are open for general banking business in Lansing, Michigan.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Holder” means any person who shall at the time be the registered holder of this Note.

“Lost Note Documentation” means documentation satisfactory to the Company with regard to a lost, destroyed, stolen or mutilated Note, including, without limitation, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost, destroyed, stolen or mutilated Note.

2.          Termination of Rights. All rights with respect to this Note shall terminate upon payment in full of the Principal Amount and any and all interest accrued hereunder. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company (or Lost Note Documentation where applicable) as soon as practicable after the Note has been paid in full.

3.          Events of Default. Upon the occurrence of the following events (constituting an “Event of Default”), Holder may declare the entire unpaid Principal Amount and accrued interest on this Note immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived (it being acknowledged that the Holder may otherwise exercise any other right, power or remedy which the Holder may have under law, either by suit in equity or by action at law, or both):

3.1           Default in the payment of principal of the Note and accrued interest thereon when due; or

3.2           In the event that all of the Company’s outstanding convertible secured debt securities as of the Effective Date hereof are not converted into equity securities on or prior to December 31, 2015; or

3.3           The Company makes any payments in cash to redeem any other currently outstanding debt securities prior to the date on which all of the Principal Amount and accrued interest on this Note have been paid in full; or

3.4           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it under any bankruptcy, insolvency or other applicable federal or state law, or the consent by it to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

3.5           Within sixty (60) calendar days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

3.6           The Company’s Board of Directors or a majority of the stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company; or

3.7           The Company shall fail to observe or perform any other material covenant, obligation, condition or agreement contained in this Note; provided that, if such failure is capable of remedy, the Company shall have thirty (30) calendar days to remedy such failure after the Company’s receipt of written notice to the Company of such failure.

2

3.8           Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a material breach of the representation and warranties in the Subscription Agreement (as defined below), or a material default by the Company of any covenant or other term or condition contained in any of the other Transaction Documents, after the passage of all applicable notice and cure or grace periods, shall be considered a material default under this Note, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Transaction Documents by reason of a default under such Transaction Documents or hereunder. “Transaction Documents” means this Note, the Subscription Agreement by and between the Holder as of the Effective Date hereof (“Subscription Agreement”), and the Warrant issued to the Holder in connection with the execution of the Subscription Agreement, and any other promissory note or debt instrument previously issued by the Company in favor of the Holder. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Company to the Holder.

3.9           Remedies Upon Event of Default. If any Event of Default occurs described under this Section 3.9, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. If any Event of Default occurs, the Holder shall have the right to demand acceleration of the Note (which demand must be in writing), and if the Holder so demands, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration must be paid in full within five (5) days of such written demand. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 3.9. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.          Use of Proceeds. The Company shall use the Principal Amount of this Note for general corporate purposes and as working capital.

5.          Representations and Acknowledgments of the Holder. The Holder hereby represents, warrants, acknowledges and agrees that:

3

5.1           Investment. The Holder is acquiring this Note for the Holder’s own account, and not directly or indirectly for the account of any other person. The Holder is acquiring the Note for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act of 1933, as amended, and any applicable state law regulating securities.

5.2           Access to Information. The Holder has received and has had the opportunity to review the complete Articles of Incorporation and Bylaws, each as in effect as of the date of the Effective Date. The Holder has also had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

5.3           Pre-Existing Relationship. The Holder further represents and warrants that the Holder has both (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Holder to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists, and (b) such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Note.

5.4           Speculative Investment. The Holder’s investment in the Company represented by the Note is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the personal financial needs of the Holder and, if applicable, the Holder’s family in the event such investment were lost in whole or in part.

5.5           Accredited Investor. The Holder presently qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act.

5.6           No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company.

6.            Representations, Warranties, & Covenants of the Company. The Company represents and warrants that:

6.1           The issuance of this Note has been duly authorized by all necessary corporate action on the part of the Company.

6.2           The execution, delivery and performance by the Company and the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company Organizational Documents (as defined in the Subscription Agreement), or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect. For the purposes of this Note, a “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Note or any other document executed in order to facilitate the transaction contemplated hereunder, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) have a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Note.

4

6.3           Provided the same would not be in violation of any federal securities laws, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Holders or representatives thereof, for purposes reasonably related to such Holder’s interests in connection with this Note, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

6.4           The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

6.5           This Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

7.          Miscellaneous.

7.1           Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and Holder. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

7.2           Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder (including an affiliated venture capital fund) who executes and delivers to the Company an acknowledgement that such Affiliate agrees to be subject to, and bound by, all the terms and conditions of this Note and satisfies the Company that such transfer complies with state and federal securities laws. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

7.3           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Michigan, excluding that body of law relating to conflict of laws.

5

7.4           Lost or Stolen Note. Upon receipt of Lost Note Documentation by the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

7.5           Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first Business Day after transmission if sent by confirmed facsimile transmission or two (2) Business Days after being deposited with an international courier service of recognized standing or seven (7) calendar days after deposit in the international mail, first class mail postage prepaid, addressed as set forth below the Company’s or the Holder’s name, as applicable, on the signature page hereto, or at such other address as the Company or the Holder may designate by ten (10) Business Days’ advance written notice to the other party hereto.

7.6           Severability. If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.7           Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

7.8           Entire Agreement. This instrument and the Subscription Agreement represent the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued as of the Effective Date.

COMPANY:	XG SCIENCES, INC.

By:
Name:
Title:

Address:	3101 Grand Oak Drive
Lansing, Michigan, 48911
Facsimile: 517.703.1113
Telephone: 517.703.1110
Attention: _____________

HOLDER:

By:
Name:
Title:

Address:

7